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                                 AMENDMENT NO. 8
                                       TO
                             PARTICIPATION AGREEMENT

The Participation Agreement (the "Agreement"), dated June 8, 1999, by and among AIM Variable Insurance Funds, Principal Life Insurance Company, and Princor Financial Services Corporation (collectively, the "parties") is hereby amended as follows:

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the following:

FUNDS AVAILABLE UNDER THE CONTRACTS

SERIES I AND II SHARES

AIM V.I. Aggressive Growth Fund (Effective May 1, 2006 AIM V.I. Aggressive Growth Fund will be merged into AIM V.I. Capital Appreciation Fund)
AIM V.I. Balanced Fund
AIM V.I. Basic Value Fund
AIM V.I. Blue Chip Fund (Effective June 12, 2006, AIM V.I. Blue Chip Fund will merge into AIM V.I. Large Cap Growth Fund)
AIM V.I. Capital Appreciation Fund
AIM V.I. Capital Development Fund
AIM V.I. Core Stock Fund (Effective May 1, 2006 AIM VI Core Stock Fund will merge into AIM VI Core Equity Fund)
AIM V.I. Core Equity Fund
AIM V.I. Demographic Trends Fund
AIM V.I. Diversified Dividend Fund
AIM V.I. Diversified Income Fund
AIM V.I. Dynamics Fund
AIM V.I. Financial Services Fund
AIM V.I. Global Equity Fund
AIM V.I. Global Health Care Fund
AIM V.I. Government Securities Fund
AIM V.I. Growth Fund (Effective May 1, 2006 AIM V.I. Growth Fund with merge into AIM V.I. Capital Appreciation Fund)
AIM V.I. High Yield Fund
AIM V.I. International Core Equity Fund
AIM V.I. International Growth Fund
AIM V.I. Large Cap Growth Fund
AIM V.I. Leisure Fund
AIM V.I. Mid Cap Core Equity Fund
AIM V.I. Money Market Fund
AIM V.I. Premier Equity Fund (Effective May 1, 2006 AIM V.I. Premier Equity Fund will merge into AIM V.I. Core Equity Fund)
AIM V.I. Real Estate Fund (will be renamed AIM V.I. Global Real Estate Fund, effective July 3, 2006)
AIM V.I. Small Cap Equity Fund
AIM V.I. Small Company Growth Fund (will be renamed AIM V.I. Small Cap Growth Fund, effective July 3, 2006)
AIM V.I. Technology Fund
AIM V.I. Utilities Fund

SEPARATE ACCOUNTS UTILIZING THE FUNDS

     -    Principal Life Insurance Company Separate Account B

     -    Principal Life Insurance Company Variable Life Separate Account


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All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.

Effective date: May 1, 2006


                                        AIM VARIABLE INSURANCE FUNDS


Attest: /s/ Jim Coppedge                By: /s/ Robert H. Graham
        -----------------------------       ------------------------------------
Name: Jim Coppedge                      Name: Robert H. Graham
Title: Assistant Secretary              Title: President


                                        PRINCOR FINANCIAL SERVICES CORPORATION


Attest: /s/ Cynthia Switzer             By: /s/ Ernest Gillum
        -----------------------------       ------------------------------------
Name: Cynthia Switzer                   Name: Ernest Gillum
Title: Paralegal Analyst                Title: V.P. Chief Comp. Officer - PMC


                                        PRINCIPAL LIFE INSURANCE COMPANY


Attest: /s/ Cynthia Switzer             By: /s/ Sara Wiener
        -----------------------------       ------------------------------------
Name: Cynthia Switzer                   Name: Sara Wiener
Title: Paralegal Analyst                Title: Director - Product Management